PBF Energy Reports Second Quarter 2015 Results, Declares Dividend of $0.30 Per Share
and provides Chalmette Refinery Acquisition Update

•	Second Quarter EBITDA of $218.3 million, excluding special items

•
Second Quarter Adjusted Fully-Converted EPS of $0.88, based on Adjusted Fully-Converted Net Income of $80.5 million, excluding special items (GAAP EPS of $1.58, based on GAAP Net Income of $135.8 million)

•	Chalmette Refinery annual EBITDA expected to increase following PBF's preliminary optimization plan

•	Completed Sale of Delaware City Products Pipeline and Truck Rack to PBF Logistics for $143.0 million

•	Declares quarterly dividend of $0.30 per share

PARSIPPANY, NJ - July 30, 2015 - PBF Energy Inc. (NYSE: PBF) today reported second quarter 2015 Operating Income, excluding special items, of $167.8 million versus Operating Income of $87.9 million for the second quarter of 2014. Special items in the second quarter 2015 results include a net, non-cash, after-tax $63.4 million lower-of-cost-or-market ("LCM") inventory adjustment which increased operating income. Adjusted Fully-Converted Net Income for the second quarter 2015, excluding special items, was $80.5 million, or $0.88 per share on a fully exchanged, fully diluted basis, as described below, compared to Adjusted Fully-Converted Net Income of $34.2 million, or $0.35 per share, for the second quarter 2014. On a GAAP basis, the company reported a second quarter 2015 Net Income of $158.5 million, and Net Income attributable to PBF Energy Inc. of $135.8 million or $1.58 per share. This compares to GAAP Net Income of $45.8 million, and Net Income attributable to PBF Energy Inc. of $21.0 million or $0.29 per share for the second quarter 2014. PBF Energy's financial results reflect the consolidation of the financial results of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF indirectly owns the general partner and approximately 53.8% of the limited partner interests as of quarter-end.

Tom Nimbley, PBF Energy's CEO, said, “The second quarter of 2015 was another in a string of positive quarters for PBF's East Coast refineries. We feel that the East Coast is proving itself to be a consistent and reliable earner for the company and that our results reflect its valuable contribution. Our Mid-Continent results were as expected given the down-time during the quarter and Toledo missed an opportunity given the market environment.” Mr. Nimbley remarked, “Across our refineries we experienced higher input cost versus the prior quarter which were partially offset by improved margins in both the Mid-Continent and East Coast markets. Economics for rail-delivered crudes remained challenged throughout the quarter and we relied on our sourcing flexibility to maximize our use of more economic waterborne barrels.”

Mr. Nimbley continued, “We are pleased to have announced the completion of the drop down of the Delaware City Products Pipeline and Truck Rack to PBF Logistics and the agreement to acquire the Chalmette Refinery and its attendant logistics assets. The sale of the Delaware City Products Pipeline and Truck Rack resulted in aggregate proceeds to PBF Energy of $143 million.” Mr. Nimbley concluded, “Regarding the pending Chalmette acquisiton, based on our preliminary estimates, we expect to increase the annual EBITDA of Chalmette to $245 - $275 million through commercial and refinery optimization opportunities we have identified. We are still in the early stages of the acquisition and as we approach the close, expected near year-end, we will continue to provide updates regarding the potential we see in these soon to be acquired assets. Sufficed to say, we are excited about the Chalmette transaction and, upon closing, we will have grown our refining capacity by 35 percent and added meaningful scale, accretive earnings and diversity to our business. We will continue our focus on operating safely and pursuing additional opportunities to grow the company and increase shareholder value.”

Chalmette Refining LLC Acquisition
On June 18, 2015, PBF announced that its subsidiary signed a definitive agreement to purchase Chalmette Refining, LLC, consisting of the 189,000 barrel per day Chalmette Refinery and related logistics assets, from ExxonMobil and PDV Chalmette, LLC. The purchase price for the assets is $322 million, plus working capital including inventory to be determined at closing. The transaction is expected to close prior to year-end 2015, subject to customary closing conditions and regulatory approvals.

The Chalmette Refinery, located outside of New Orleans, Louisiana, is a 189,000 barrel per day, dual-train coking refinery with a Nelson Complexity of 12.7 and is capable of processing both light and heavy crude oil. The facility is strategically positioned on the Gulf Coast with strong logistics connectivity that offers flexible raw material sourcing and product distribution opportunities, including the potential to export products. In addition to refining assets, the transaction includes 100 percent ownership of the MOEM Pipeline, providing access to the Empire Terminal, as well as the CAM Connection Pipeline, providing access to the LOOP facility through a third party pipeline. The transaction also includes 80 percent ownership in each of the Collins Pipeline Company and T&M Terminal Company, which provide clean products outlets for the refinery via the Plantation and Colonial Pipelines. Also included in the transaction are a marine terminal capable of importing waterborne feedstocks and loading or exporting finished products; a clean products truck rack which provides access to local markets; and a crude and product storage facility with approximately 7.5 million barrels of shell capacity.

PBF Energy Inc. Share Repurchase Program
On August 19, 2014, PBF announced that its board of directors authorized the repurchase of up to $200 million of PBF Class A common stock. On October 29, 2014, the board of directors approved a $100 million increase to the existing authorization, for a total repurchase authorization of $300 million. The repurchase authorization expires on September 30, 2016.

These repurchases may be made from time to time through various methods, including open market transactions, block trades, accelerated share repurchases, privately negotiated transactions or otherwise, certain of which may be effected through Rule 10b5-1 and Rule 10b-18 plans. The timing and number of shares repurchased will depend on a variety of factors, including price, capital availability, legal requirements and economic and market conditions. PBF is not obligated to purchase any shares under the repurchase program, and repurchases may be suspended or discontinued at any time without prior notice.

As of the end the second quarter, 5,908,230 shares of Class A common stock have been repurchased at an average price of approximately $24.82 per share, excluding broker fees. After giving effect to shares already purchased under the program, the company has approximately $153 million of available repurchasing authorization under the program going forward. At the end of the quarter, there were 91,069,930 shares of Class A common stock and PBF Energy Company LLC Series A Units outstanding.

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on August 25, 2015, to holders of record as of August 10, 2015.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income, Adjusted Fully-Converted Net Income per fully-exchanged, fully-diluted share, gross refining margin, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), Adjusted EBITDA and projected EBITDA related to the Chalmette refinery acquisition. PBF believes that non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Reconciliation of Chalmette Refinery Acquistion Case and Chalmette
Projected Net Income to Projected EBITDA:

$ in millions	Chalmette Acquisition Case Annualized Performance	Projected PBF Improvements	Chalmette Projected Annualized Performance
Net Income	$66	$51 - $69	$117 - $135
Add: depreciation and amortization expense	$15	--*	$15
Add: interest expense	$35	--*	$35
Add: income tax expense	$44	$34 - $46	$78 - $90
EBITDA	$160	$85 - $115	$245 - $275
* Incremental depreciation and interest expense is expected to be de minimis.

PBF believes that projected EBITDA provides useful information about the projected operating performance and expected financial results attributable to the Chalmette refinery subsequent to closing of the acquisition and planned improvements PBF intends to implement. We believe projected EBITDA provides useful information to investors because it is a useful measure in assessing the potential contribution of the to-be acquired assets and their future impact to PBF's consolidated results. Projected EBITDA should not be considered as an alternative to operating income or net income as a measure of operating performance. In addition, projected EBITDA is not presented as, and should not be considered, an alternative to cash flows from operations as a measure of liquidity. Projected EBITDA also has limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of our future results as reported under GAAP.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding second quarter results and other business matters on Thursday, July 30, 2015, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be heard by dialing (800) 862-9098 or (785) 424-1051, conference ID: PBFQ215. The audio replay will be available two hours after the end of the call through August 15, 2015, by dialing (800) 723-0607 or (402) 220-2658.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC and in PBF Logistics LP's filings with the SEC, as well as the risks and uncertainties that our previously announced Chalmette acquisition may not close when we expect, or at all, that our plans for financing the acquisition may change and that the acquisition may pose unforeseen risks and/or may not have the benefits we expect. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also indirectly owns the general partner and approximately 53.8% of the limited partner interest of PBF Logistics LP (NYSE: PBFX).

Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenues	$3,550,664	$5,301,709	$6,545,800	$10,048,152

Costs and expenses:
Cost of sales, excluding depreciation	2,994,745	4,935,456	5,496,960	9,083,140
Operating expenses, excluding depreciation	194,970	210,722	432,088	479,621
General and administrative expenses	39,223	33,013	75,269	69,637
(Gain) loss on sale of assets	(632)	6	(991)	(180)
Depreciation and amortization expense	48,562	34,662	96,268	67,877
	3,276,868	5,213,859	6,099,594	9,700,095

Income from operations	273,796	87,850	446,206	348,057

Other income (expenses):
Change in fair value of catalyst leases	1,949	(2,338)	3,988	(4,339)
Interest expense, net	(26,876)	(26,202)	(49,068)	(51,457)
Income before income taxes	248,869	59,310	401,126	292,261
Income tax expense	90,409	13,474	139,547	63,153
Net income	158,460	45,836	261,579	229,108
Less: net income attributable to noncontrolling interests	22,650	24,877	38,447	130,704
Net income attributable to PBF Energy Inc.	$135,810	$20,959	$223,132	$98,404

Net income available to Class A common stock per share:
Basic	$1.58	$0.29	$2.62	$1.55
Diluted	$1.57	$0.29	$2.57	$1.54
Weighted-average shares outstanding-basic	86,036,809	72,439,760	85,175,066	63,354,285
Weighted-average shares outstanding-diluted	91,659,906	73,007,156	91,655,081	63,897,712

Dividends per common share	$0.30	$0.30	$0.60	$0.60

Adjusted fully-converted net income and adjusted fully-converted net income per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income	$143,842	$34,223	$235,822	$174,952
Adjusted fully-converted net income per fully exchanged, fully diluted share (Note 1)	$1.57	$0.35	$2.57	$1.80
Adjusted fully-converted shares outstanding - diluted	91,659,906	97,451,799	91,655,081	97,423,088

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in thousands, except share and per share data)

		Three Months Ended		Six Months Ended
RECONCILIATION OF NET INCOME TO		June 30,		June 30,
ADJUSTED FULLY-CONVERTED NET INCOME (Note 1)		2015	2014	2015	2014

Net income attributable to PBF Energy Inc.		$135,810	$20,959	$223,132	$98,404
Add:	Net income attributable to the noncontrolling interest (Note 2)	13,432	22,181	21,220	128,008
Less:	Income tax expense (Note 3)	(5,400)	(8,917)	(8,530)	(51,460)
Adjusted fully-converted net income		$143,842	$34,223	$235,822	$174,952
Special Items (Note 4):
Less:	Net non-cash LCM inventory adjustment (Note 5)	(105,958)	—	(127,166)	—
Add:	Recomputed income taxes on special items (Note 5)	42,595	—	51,121	—
Adjusted fully-converted net income excluding special items (Note 4)		$80,479	$34,223	$159,777	$174,952

Diluted weighted-average shares outstanding of PBF Energy Inc. (Note 6)		91,659,906	73,007,156	91,655,081	63,897,712
Conversion of PBF LLC Series A Units (Note 7)		—	24,444,643	—	33,525,376
Fully-converted shares outstanding - diluted		91,659,906	97,451,799	91,655,081	97,423,088

Adjusted fully-converted net income (per fully exchanged, fully diluted shares outstanding)		$1.57	$0.35	$2.57	$1.80

Adjusted fully-converted net income excluding special items (per fully exchanged, fully diluted shares outstanding) (Note 4)		$0.88	$0.35	$1.74	$1.80

		Three Months Ended		Six Months Ended
RECONCILIATION OF INCOME FROM OPERATIONS TO		June 30,		June 30,
INCOME FROM OPERATIONS EXCLUDING SPECIAL ITEMS		2015	2014	2015	2014

Income from operations		$273,796	$87,850	$446,206	$348,057
Special Items (Note 4):
Less:	Net non-cash LCM inventory adjustment (Note 5)	(105,958)	—	(127,166)	—
Income from operations excluding special items (Note 4)		$167,838	$87,850	$319,040	$348,057

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 8)
(Unaudited, in thousands)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
RECONCILIATION OF NET INCOME TO EBITDA		2015	2014	2015	2014

Net income		$158,460	$45,836	$261,579	$229,108
Add:	Depreciation and amortization expense	48,562	34,662	96,268	67,877
Add:	Interest expense, net	26,876	26,202	49,068	51,457
Add:	Income tax expense	90,409	13,474	139,547	63,153
EBITDA		$324,307	$120,174	$546,462	$411,595
Special Items (Note 4):
Less:	Net non-cash LCM inventory adjustment (Note 5)	(105,958)	—	(127,166)	—
EBITDA excluding special items (Note 4)		$218,349	$120,174	$419,296	$411,595

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA

EBITDA		$324,307	$120,174	$546,462	$411,595
Less:	Non-cash LCM inventory adjustment (Note 5)	(105,958)	—	(127,166)	—
Add:	Stock based compensation	2,439	1,503	5,394	2,923
Add:	Net non-cash change in fair value of catalyst leases	(1,949)	2,338	(3,988)	4,339
Adjusted EBITDA		$218,839	$124,015	$420,702	$418,857

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	June 30,	December 31,
	2015	2014

Cash, cash equivalents and marketable securities	$858,071	$632,803
Inventories	1,306,414	1,102,261
Total assets	5,543,622	5,196,288
Total long-term debt	1,361,734	1,260,349

Total equity	$1,872,384	$1,693,316
Special Items (Note 4)
Add: Net non-cash LCM inventory adjustment (Note 5)	(127,166)	690,110
Less: Recomputed income taxes on special items (Note 5)	51,121	(277,424)
Net impact of special items to equity	$(76,045)	$412,686
Total equity excluding special items (Note 4)	$1,796,339	$2,106,002

Net debt to capitalization ratio	21%	27%
Net debt to capitalization ratio, excluding special items	22%	23%
Total debt to capitalization ratio	42%	43%
Total debt to capitalization ratio, excluding special items	43%	37%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows provided by operations	$317,675	$166,057
Cash flows used in investing activities	(113,575)	(435,139)
Cash flows provided by financing activities	21,849	509,656
Net increase in cash and cash equivalents	225,949	240,574
Cash and cash equivalents, beginning of period	397,873	76,970
Cash and cash equivalents, end of period	$623,822	$317,544
Marketable securities	234,249	299,996
Net cash, cash equivalents and marketable securities	$858,071	$617,540

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 9)
(Unaudited, in thousands)

	Three Months Ended June 30, 2015
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$3,550,664	$34,868	$—	$(34,868)	$3,550,664
Depreciation and amortization	44,421	1,637	2,504	—	48,562
Income (loss) from operations	287,442	24,734	(38,380)	—	273,796
Interest expense, net	4,575	4,930	17,371	—	26,876
Capital expenditures	$126,107	$144	$425	$—	$126,676

	Three Months Ended June 30, 2014
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$5,301,709	$10,168	$—	$(10,168)	$5,301,709
Depreciation and amortization	30,452	868	3,342	—	34,662
Income (loss) from operations	120,413	2,874	(35,437)	—	87,850
Interest expense, net	7,617	358	18,227	—	26,202
Capital expenditures	$64,916	$16,673	$887	$—	$82,476

	Six Months Ended June 30, 2015
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$6,545,800	$67,713	$—	$(67,713)	$6,545,800
Depreciation and amortization	87,451	3,270	5,547	—	96,268
Income (loss) from operations	476,081	44,450	(74,325)	—	446,206
Interest expense, net	9,290	6,885	32,893	—	49,068
Capital expenditures	$250,575	$220	$1,610	$—	$252,405

	Six Months Ended June 30, 2014
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$10,048,152	$12,350	$—	$(12,350)	$10,048,152
Depreciation and amortization	59,326	1,729	6,822	—	67,877
Income (loss) from operations	424,865	(1,450)	(75,358)	—	348,057
Interest expense, net	15,087	356	36,014	—	51,457
Capital expenditures	$140,361	$26,119	$6,408	$—	$172,888

	Balance at June 30, 2015
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets	$4,577,878	$417,776	$568,301	$(20,333)	$5,543,622

	Balance at December 31, 2014
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets	$4,313,806	$410,141	$483,971	$(11,630)	$5,196,288

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Market Indicators (dollars per barrel) (Note 10)	2015	2014	2015	2014
Dated Brent Crude	$62.01	$109.67	$58.21	$108.93
West Texas Intermediate (WTI) crude oil	$57.85	$103.05	$53.25	$100.90
Crack Spreads:
Dated Brent (NYH) 2-1-1	$19.83	$13.70	$17.83	$12.60
WTI (Chicago) 4-3-1	$20.57	$18.78	$18.05	$17.80
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$4.16	$6.62	$4.97	$8.02
Dated Brent less Maya (heavy, sour)	$6.70	$13.89	$8.39	$16.34
Dated Brent less WTS (sour)	$3.44	$13.77	$5.09	$14.40
Dated Brent less ASCI (sour)	$2.66	$9.55	$4.10	$8.65
WTI less WCS (heavy, sour)	$8.29	$20.39	$10.12	$21.04
WTI less Bakken (light, sweet)	$2.14	$4.67	$3.61	$4.23
WTI less Syncrude (light, sweet)	$(4.02)	$0.72	$(2.27)	$0.89
Natural gas (dollars per MMBTU)	$2.74	$4.58	$2.77	$4.65

Key Operating Information
Production (barrels per day ("bpd") in thousands)	492.6	470.5	472.5	448.3
Crude oil and feedstocks throughput (bpd in thousands)	491.1	470.4	479.5	450.8
Total crude oil and feedstocks throughput (millions of barrels)	44.7	42.8	86.8	81.6
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$9.35	$8.38	9.93	$11.73
Refinery operating expense per barrel of throughput (Note 12)	$4.30	$4.90	$4.90	$5.87
Crude and feedstocks (% of total throughput) (Note 13)
Heavy	13%	15%	14%	14%
Medium	48%	43%	47%	44%
Light	28%	33%	28%	34%
Other feedstocks and blends	11%	9%	11%	8%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	45%	45%	47%	47%
Distillates and distillate blendstocks	36%	36%	36%	37%
Lubes	1%	2%	1%	2%
Chemicals	3%	3%	3%	3%
Other	15%	14%	13%	11%
Total yield	100%	100%	100%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015		2014	2015	2014
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (barrels per day ("bpd") in thousands)	348.6		322.2	328.1	304.8
Crude oil and feedstocks throughput (bpd in thousands)	349.0		323.8	337.4	308.4
Total crude oil and feedstocks throughput (millions of barrels)	31.8		29.5	61.1	55.8
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$8.26		$6.38	$8.58	$9.84
Refinery operating expense per barrel of throughput (Note 12)	$4.03		$4.67	$4.75	$5.92
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	19%		21%	21%	21%
Medium	56%		48%	52%	48%
Light	10%		19%	13%	20%
Other feedstocks and blends	15%		12%	14%	11%
Total throughput	100%		100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	44%		44%	46%	45%
Distillates and distillate blendstocks	36%		37%	35%	37%
Lubes	2%		2%	2%	2%
Chemicals	2%		2%	2%	2%
Other	16%	15	15%	14%	14%
Total yield	100%		100%	99%	100%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	144.0		148.3	144.4	143.5
Crude oil and feedstocks throughput (bpd in thousands)	142.1		146.6	142.1	142.4
Total crude oil and feedstocks throughput (millions of barrels)	12.9		13.3	25.7	25.8
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$12.02		$12.79	$13.18	$15.83
Refinery operating expense per barrel of throughput (Note 12)	$4.97		$5.41	$5.26	$5.75
Crude and feedstocks (% of total throughput) (Note 13):
Medium	28%		33%	37%	35%
Light	70%		63%	61%	63%
Other feedstocks and blends	2%		4%	2%	2%
Total throughput	100%		100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	49%		49%	50%	50%
Distillates and distillate blendstocks	35%		36%	36%	37%
Chemicals	5%		5%	5%	5%
Other	12%		11%	10%	9%
Total yield	101%		101%	101%	101%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 11)
(Unaudited, in thousands, except per barrel amounts)

	Three Months Ended		Three Months Ended
	June 30, 2015		June 30, 2014
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN	$	per barrel of throughput	$	per barrel of throughput
Gross margin	$319,258	$7.15	$124,357	$2.93
Less: Affiliate revenues of PBFX	(33,766)	(0.76)	(7,782)	(0.18)
Add: Affiliate cost of sales of PBFX	1,536	0.03	—	—
Add: Refinery operating expenses	192,150	4.30	210,722	4.90
Add: Refinery depreciation	44,511	1.00	31,174	0.73
Gross refining margin	$523,689	$11.72	$358,471	$8.38
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment (Note 5)	(105,958)	(2.37)	—	—
Gross refining margin excluding special items (Note 4)	$417,731	$9.35	$358,471	$8.38

	Six Months Ended		Six Months Ended
	June 30, 2015		June 30, 2014
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN	$	per barrel of throughput	$	per barrel of throughput
Gross margin	$535,585	$6.17	$424,482	$5.21
Less: Affiliate revenues of PBFX	(64,330)	(0.74)	(7,782)	(0.10)
Add: Affiliate cost of sales of PBFX	5,276	0.06	—	—
Add: Refinery operating expenses	425,527	4.90	479,621	5.87
Add: Refinery depreciation	87,727	1.01	60,909	0.75
Gross refining margin	$989,785	$11.40	$957,230	$11.73
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment (Note 5)	(127,166)	(1.47)	—	—
Gross refining margin excluding special items (Note 4)	$862,619	$9.93	$957,230	$11.73

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable U.S. generally accepted accounting principles ("GAAP") measures, are useful to investors to compare the company’s results across the periods presented and facilitates an understanding of the company’s operating results. The company also uses these measures to evaluate its operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 7.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC other than PBF Energy Inc., as if such members had fully exchanged their Series A Units for shares of PBF Energy's Class A common stock.

(3) Represents an adjustment to reflect the Company's statutory corporate tax rate of approximately 40.2% for the 2015 and 2014 periods applied to the net income attributable to the noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF Energy Company LLC Series A Units as described in footnote 2.

(4) The non-GAAP measures presented include adjusted fully-converted net income excluding special items, income from continuing operations excluding special items, EBITDA excluding special items, and gross refining margin excluding special items. The special items for the periods presented relate to a lower of cost or market adjustment (LCM). LCM is a GAAP guideline related to inventory valuation that requires inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using last-in, first-out (LIFO) inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period. Although we believe that non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for more useful period-over-period comparisons, such non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

(5) During the second quarter of 2015, the Company recorded an adjustment to value its inventories to the lower of cost or market which resulted in a net pre-tax benefit of $106.0 million reflecting the change in the lower of cost or market inventory reserve from $668.9 million at March 31, 2015 to $562.9 million at June 30, 2015. During the six months ended June 30, 2015, the Company recorded an adjustment to value its inventories to the lower of cost or market which resulted in a net pre-tax benefit of $127.2 million reflecting the change in the lower of cost or market inventory reserve from $690.1 million at December 31, 2014 to $562.9 million at June 30, 2015.The net impact of these LCM inventory adjustments are included in the Refining segment's operating income, but are excluded from the operating results presented in the table in order to make such information comparable between periods.

(6) Represents weighted-average diluted shares outstanding assuming the full exchange of common stock equivalents, including options and warrants for PBF LLC Series A Units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method. Common stock equivalents excludes the effects of options to purchase 2,874,500 and 2,874,500 shares of PBF Energy Class A common stock because they are anti-dilutive for the three and six months ended June 30, 2015, respectively. Common stock equivalents excludes the effects of options to purchase 1,867,500 and 1,952,500 shares of PBF Energy Class A common stock because they are anti-dilutive for the three and six months ended June 30, 2014, respectively.

(7) Represents an adjustment to weighted-average diluted shares to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2 above if not included in the diluted weighted-average shares outstanding as described in footnote 6 above.

(8) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with, GAAP. We use these non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(9) We operate in two reportable segments; Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. The Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), a growth-oriented master limited partnership which owns and operates logistics assets, currently consisting of the Delaware City Rail Terminal, the Toledo Truck Terminal, the DCR West Rack, the Toledo Storage Facility and the Delaware City Products Pipeline and Truck Rack. The Logistics segment's results include financial information of the predecessor of PBFX for periods presented prior to May 13, 2014, and the financial information of PBFX for periods beginning on or after May 14, 2014, the completion date of the PBFX initial public offering ("PBFX Offering"). Prior to the PBFX Offering, the DCR West Rack acquisition, the Toledo Storage Facility acquisition and the Delaware City Products Pipeline and Truck Rack acquisition, PBFX's assets were operated within the refining operations of PBF Energy's Delaware City and Toledo refineries. The assets did not generate third party or intra-entity revenue, other than certain intra-entity revenue recognized by the Delaware City Products Pipeline and Truck Rack, and were not considered to be a separate reportable segment. All intercompany transactions are eliminated in our consolidated financial statements and are included in Eliminations, as applicable.

(10) As reported by Platts.

(11) Gross refining margin and gross refining margin per barrel of throughput are non-GAAP measures because they exclude refinery operating expenses, refinery depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and they provide useful information to investors because gross refining margin per barrel is a better metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Although we believe that non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for more useful period-over-period comparisons, such non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

(12) Represents refinery operating expenses, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(13) We define heavy crude oil as crude oil with an American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with an API gravity between 24 and 35 degrees. We define light crude oil as crude oil with an API gravity higher than 35 degrees.